                                                                   EXHIBIT 10.33

                               LICENSE AGREEMENT

                                    Between

                           AASTROM BIOSCIENCES, INC.

                                      and

                            RHONE-POULENC RORER INC.

                               LICENSE AGREEMENT

          This Agreement is entered into as of September 15, 1995 (the "Effective Date") by and between AASTROM Biosciences, Inc., a Michigan corporation ("ABI"), and Rhone-Poulenc Rorer Inc., a Delaware corporation ("RPR").

                                    RECITALS

          A. This Agreement sets forth the license to be granted by ABI to RPR pursuant to the Governance Agreement, together with the rights and obligations of the parties with respect to said license.

          B.   ABI is the owner of the ABI Owned Patent Rights.

          C.   ABI is the exclusive licensee of the ABI In-Licensed Patent
Rights.

          D.   ABI is the owner, licensee or assignee of the ABI Know-How.

          E. Simultaneously with the parties entering into this Agreement, the parties are also executing the other Implementing Agreements (other than the Research and Development Collaboration Agreement and the Arbitration Agreement).

          IN WITNESS WHEREOF, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby mutually agree as follows

1.   Definitions.  As used in this Agreement, the following terms have the
     -----------
meanings set forth below.

     "Arbitration Agreement" means the agreement to be executed by ABI and RPR prior to the end of the First Option Period and governing the procedures utilized to resolve disputes involving the Implementing Agreements.

     "Aastrom Gene Loader" means the products of ABI whose principle purpose or characteristic is the directed-motion or deposition delivery of vectors to target cells, including devices configured to implement these processes, which products are partially described in the patent applications listed on Exhibit A-1.

     "ABI" means AASTROM Biosciences, Inc., a Michigan corporation.

     "ABI Confidential Know-How" means the ABI Know-How which also is Confidential Information.

     "ABI In-Licensed Patent Rights" means the Patent Rights described in
Exhibit

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B attached hereto, and any Patent Rights which ABI hereafter licenses from a third party which RPR and ABI agree are useful for the development, manufacture or use of the CPS (but only to the extent such Patent Rights are not already licensed to a third party for use in the Field).

     "ABI Know-How" means any Know-How which ABI owns or has licensed from a third party as of the date hereof and which is useful for the development, manufacture or use of the CPS, and any other Know-How which ABI hereafter acquires or licenses from a third party which is useful for the development, manufacture, or use of the CPS (but only to the extent that such Know-How is not already licensed to a third party for use in the Field).

     "ABI Owned Patent Rights" means the Patent Rights described in Exhibit A attached hereto, and any other Patent Rights which ABI hereafter acquires or develops which RPR and ABI agree are useful for the development, manufacture or use of the CPS (but only to the extent that such Patent Rights are not already licensed to a third party for use in the Field).

     "ABI Patent Rights" means the ABI Owned Patent Rights and the ABI In-Licensed Patent Rights.

     "ABI Technology" means the ABI Owned Patent Rights, the ABI In-Licensed Patent Rights and the ABI Know-How.

     "Addressed Application" means (i) a Grandfathered Competing Product Application, until the expiration of the time period calculated pursuant to
Section 4.1.1 hereof, or (ii) an Application within the Field to which RPR or its Affiliates (A) are currently using or selling Licensed Product, or (B) have an ongoing program with respect to the development of Licensed Product or a Potential Licensed Product for use in such Application.

     "Affiliate" shall mean any company or other legal entity in which a party holds, directly or indirectly, at least forty percent (40%) or more of (i) the capital, (ii) the income interest in the company or other legal entity, (iii) the voting rights or (iv) the right to elect or appoint directors.

     "AIS" means Applied Immune Sciences, Inc., a Delaware corporation and an Affiliate of RPR.

     "Application" means (a) the expansion of any Lymphoid Cell for one or more therapeutic uses, or (b) the transfection of a specific Lymphoid Cell type modified with a naturally occurring gene or a synthetic modification thereof for a specific therapeutic use. By way of example, one Application is tumor infiltrating lymphocytes (TIL), such that TIL therapy for renal cell carcinoma and TIL therapy for breast cancer are part of the same Application. Similarly, CD8 cells transfected with

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IL-2 and T-cells transfected with p53 constitute different Applications, regardless of therapeutic use.

     "Automated CPS" means the automated CPS developed by ABI as a system for growing cells ex vivo for human therapeutic purposes, which in its basic format consists of Disposables and Durables, together with modifications and improvements thereof.

     "Blocking Patent Rights" means with respect to an Unaddressed Application, exclusive patent rights which are held by a third party and which RPR and ABI shall mutually agree prevent RPR from freely using the Licensed Product for the Unaddressed Application without obtaining a license from such third party with respect to such exclusive patent rights.

     "Cobe" means Cobe Laboratories, Inc., a Colorado corporation.

     "Cobe Distribution Agreement" means the Distribution Agreement, dated October 22, 1993, between ABI and COBE, as amended to the date hereof.

     "Competing Product" means any cell expansion device or process (other than Licensed Product) which is used to grow a substantially increased number of cells ex vivo to treat a single individual for a particular therapuetic use within the Field. Competing Products shall be determined on a country by country basis, and on a therapy by therapy basis, and a device shall not be deemed to be a Competing Product in a particular country unless and until the Licensed Product shall have received the necessary Government Approvals in that country for the relevant therapeutic use.

     "Commercialization Plan" has the meaning provided in Section 4.2.1 hereof.

     "Confidential Information" means all confidential information, trade secrets and other proprietary information which belongs to a party and which the party keeps confidential for the business advantage of the party. Without limiting the generality of the foregoing, a party's confidential information includes the following information and items which the party endeavors to keep confidential: technology, know-how, inventions, pending patent applications, data, formula, studies, devices, materials, investigations, reports, lists of actual or potential customers, clients and vendors, financial reports and projections, marketing reports and projections, software programs, manufacturing pre-production drawings, prototypes, business plans, business records, scientific evaluations, and so forth. Notwithstanding the foregoing, "Confidential Information" does not include information which:

          (a) is publicly disclosed, except by breach of an agreement of confidentiality ;

          (b)  the receiving party can establish by written proof was in its

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possession at the time of disclosure by the owning party and was not acquired directly or indirectly from the owning party or from any third party under an agreement of confidentiality to the owning party;

          (c) the receiving party receives from a third party legally in a position to provide the receiving party with such information, provided that such information was not obtained by said third party directly or indirectly under an obligation of secrecy; or

          (d) has been independently developed by the receiving party without the aid, application or use of the owning party's Confidential Information.

     "Confidentiality Agreement" means the Mutual Confidentiality Agreement, dated as of January 13, 1995, by and between RPR, ABI, AIS and Rhone-Poulenc Rorer Pharmaceuticals, Inc.

     "CPS" means any system or device for substantially increasing the number of cells, ex vivo, for human therapeutic uses, that may be configured in different component structures (such as described for the Automated CPS or the Manual
CPS). For purposes of clarity, CPS does not include a system or device (i) which provides for cell manipulation, such as for gene transfer into cells through steps, that does not grow a substantially increased number of cells, such as the Aastrom Gene Loader, or (ii) which stores cells, but does not grow a substantially increased number of cells.

     "Defaulting Party" has the meaning provided in Section 18.2.1 hereof.

     "Disposables" means the cell growth cassette configured to be received and operated by the Automated CPS incubator and/or Automated CPS processor, and consisting of a medium supply container unit, and a separate unit consisting of a cell growth chamber, a waste medium container, and a harvest container (or means for attachment of a harvest container); all such units appropriately connected as a fluid pathway and manufactured as a sterile product for the expansion of human cells; each as more completely described in ABI's product specifications for the Automated CPS.

     "Durables" means the major components of the CPS (other than the Disposables), including (i) the Automated CPS incubator, an instrument configured to receive and operate the Disposables; (ii) the Automated CPS processor, an instrument configured to receive and operate the Disposables for medium priming, cell distribution and/or cell harvesting; and (iii) the Automated CPS monitor, an instrument configured to display information to the user regarding the operational status of one or more of the Automated CPS incubators; each as more completely described in ABI's product specifications for the Automated CPS.

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     "Exercise Period" has the meaning provided in Section 6.2 hereof.

     "Field" means Lymphoid Cell Applications.

     "First Option Period" has the meaning provided in the Governance Agreement.

     "Funding Commitment" means a commitment by a third party to provide all reasonably anticipated funding for the development and commercialization of the Automated CPS for a specific therapeutic indication, wherein the ability of the third party to provide such funding is, at the time the committment is made, reasonably certain. By way of illustration, an Unaddressed Application Proposal made by a start-up or development stage company which is supported by a proposal to raise the necessary funds through the sale of equity or issuance of debt would not be deemed to include a Funding Commitment. For the avoidance of doubt, a Funding Commitment need not consist of a guarantee by the third party to provide the required funding under any circumstances, but rather an agreement by the third party that it will provide such funding only to the extent it retains any rights related to the Automated CPS for the specific therapeutic indication.

     "Governance Agreement" means the Governance Agreement of even date herewith between ABI and RPR.

     "Government Approval" means any approvals, licenses, registrations or authorizations, howsoever called, of any federal, state or local regulatory agency, department, bureau or other government entity, anywhere in the world, necessary for the use of Licensed Product in a cell therapy.

     "Grandfathered Competing Product Applications" means the "bag method" Competing Product as used in the Major Pharmaceutical Markets for either of the following applications: (a) TIL treatment of renal cell carcinoma; and (b) peripheral PBMC treatment of HIV infected patients, and (c) any other applications in the areas of TIL therapy, or PBMC therapy for HIV related disease, for which a clinical trial has been initiated by RPR or its Affiliates prior to the earlier of the validation and availability of the Automated CPS or September 14, 1997.

     "Implementing Agreements" means the Governance Agreement, the Supply Agreement, the Research and Development Collaboration Agreement, the Stock Purchase Agreement, the Arbitration Agreement and this Agreement.

     "Know-How" means all technical data, whether or not tangible, processes, formula, materials and information, techniques, discoveries, inventions, ideas, methods and processes, whether or not patentable, but for which patent applications have not been filed and published, including without limitation, any and all data, preclinical and clinical results, drawings, plans, diagrams, specifications, and other

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proprietary information.

     "License" means the exclusive license granted to RPR pursuant to the terms of Section 2.1 hereof.

     "Licensed Product" means the Automated CPS (both the Durables and the Disposables) as used for one or more specific Lymphoid Cell Applications, for which product ABI and RPR have approved the specifications for the CPS and the financial terms for ABI to manufacture and sell the CPS to RPR pursuant to the Supply Agreement, plus such other CPS products for use in the Field for which ABI and RPR mutually approve the specifications and financial terms pursuant to the Supply Agreement.

     "Lymphoid Cell" means lymphoid stem cell (e.g., any cell capable of generating cells solely of lymphoid lineage) and any cell derived therefrom, including but not limited to, the subcortical thymocyte, cortical thymocyte, medullary thymocyte, lymphocyte, B-cell, plasma cell, immunoblast, lymphoplasmacytoid cell and the NK-cell.

     "Lymphoid Cell Applications" means any production, expansion, selection or genetic manipulation, including genetic transformation, of Lymphoid Cells, provided that either the starting cell population is a lymphoid selected cell mixture, or that the mature lymphoid cell production is not derived ex vivo from a pre-lymphoid cell-type (e.g., multipotent stem cell).

     "Major Pharmaceutical Market" means (i) the United States and Canada, (ii) the aggregate of Germany, France, Spain, Italy and the United Kingdom, and (iii) Japan (collectively, the "Initial Major Pharmaceutical Markets"), and any additional country which hereafter shall come to constitute three percent 3% or more of the worldwide market for pharmaceuticals, measured on the basis of dollars spent for the consumption of pharmaceuticals.

     "Non-Defaulting Party" has the meaning provided in Section 16.2 hereof.

     "Patent Rights" means all letters patent and pending applications for patents of the United States and all countries foreign thereto, including regional patents, and all reissues, divisions, continuations, continuations-in-part, extensions (including, without limitation, any extensions thereof under the United States Patent Term Restoration Act or otherwise), substitutions, renewals, confirmations, supplementary protection certificates, registrations, revalidations or additions of any of the foregoing, as applicable.

     "Potential Licensed Product" means a CPS product for use in the Field for which product ABI and RPR have not yet mutually approved the specifications and financial terms pursuant to the Supply Agreement. By way of explanation, a

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Potential Licensed Product may be a concept-stage CPS which has not yet been the topic of discussion between ABI and RPR.

     "Proposed Other Agreements" has the meaning provided in Section 6.2 hereof.

     "Regulatory Approval Plan" has the meaning provided in Section 7.1.1 hereof.

     "Research and Development Collaboration Agreement" means the agreement with that title to be negotiated by RPR and ABI during the First Option Period, which will become effective if RPR exercises its option to proceed with the Third Option Events in accordance with the provisions of the Governance Agreement.

     "RPR" means Rhone-Poulenc Rorer Inc., a Delaware corporation.

     "RPR Business" has the meaning provided in Section 2.5 hereof.

     "RPR Improvements" means any ideas, discoveries or improvements relating to the ABI Technology conceived, made or reduced to practice by ABI and/or RPR arising out of or during the course of any work performed pursuant to the Governance Agreement or the Research and Development Collaboration Agreement.

     "SEC" means the United States Securities and Exchange Commission.

     "Second Option Payment" means the sum of $2,000,000 payable by RPR to ABI, as specified in Section 3.2 of the Governance Agreement.

     "Second Option Period" has the meaning provided in Section 3.1 of the Governance Agreement.

     "Supply Agreement" means the agreement with that title between RPR and ABI, dated as of the date hereof, which will become effective if RPR exercises its option to proceed with the Third Option Events in accordance with the provisions of the Governance Agreement.

     "Third Option Event Notice" has the meaning provided in Section 3.6 of the Governance Agreement.

     "Third Party Improvements" means any ideas, discoveries or improvements relating to the ABI Technology conceived, made or reduced to practice by ABI and/or a third party in connection with an Unaddressed Application Agreement.

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     "Unaddressed Application" means an Application (other than a Grandfathered
Competing Product Application) within the Field with respect to which RPR and its Affiliates (i) are not currently using or selling Licensed Product, or (ii) do not have an ongoing program with respect to the development of Licensed Product or any Potential Licensed Product for use in such Application.

     "Unaddressed Application Proposal" has the meaning provided in Section 4.3 hereof.

     "Unaddressed Market Proposal" has the meaning provided in Section 4.3 hereof.

2.     Grant of License.
       ----------------

2.1    Grant of License.  Subject to the terms, limitations, restrictions and
       ----------------
reservations set forth in this Agreement, ABI hereby grants to RPR a sole and exclusive worldwide license or sublicense, as applicable, to the ABI Technology for the CPS in the Field.

2.1.1 By way of explanation of the terms, limitations, restrictions and reservations set forth in this Agreement provided for hereinbelow, the License grant of Section 2.1 includes, but is not limited to, the following restrictions and rights:

       a. to use, sell, offer to sell, lease and/or import Licensed Product supplied by ABI pursuant to the Supply Agreement;

       b. to make, have made and manufacture Licensed Product in the event ABI defaults in its obligation to manufacture and supply Licensed Product in accordance with the terms of the Supply Agreement, but only to the extent so permitted in the Supply Agreement; and to use, sell, offer to sell, lease and/or import said Licensed Product;

       c. to enforce RPR's exclusively licensed ABI Patent Rights and ABI Confidential Know-How against ABI and/or a third party who infringes the ABI Patent Rights or uses the ABI Confidential Know-How for the CPS in the Field, except for rights reserved hereunder by ABI or for acts otherwise authorized under this Agreement; and

       d. to conduct research and development activities incidental to using the CPS in the Field.

2.2    Right to Manufacture.  RPR hereby grants to ABI and its designees the
       --------------------
exclusive right to manufacture CPS for RPR and its Affiliates subject to the terms of the Supply Agreement.

2.3     Restriction.  For the avoidance of doubt, the License shall not include
        -----------
the grant to RPR of the right under the ABI Technology: (a) to make, have made, use, sell, offer to sell, license, lease and/or import any CPS for any fields of use or applications outside the Field, or (b) to make, use or sell any product or to provide any service which would infringe the ABI Patent Rights or use the ABI Confidential Know-How, other than for CPS.

2.4     COBE's Rights.
        -------------

2.4.1. ABI has entered into the Cobe Distribution Agreement, pursuant to which Cobe has exclusive, worldwide rights to distribute the CPS for stem cell applications. RPR hereby acknowledges receipt and review of a copy of the Cobe Distribution Agreement. On or prior to the date hereof, ABI and Cobe have amended the Cobe Distribution Agreement to delete from Section 2.01(d) thereof the provisions which permit Cobe to sell the Products (as such term is defined in the Cobe Distribution Agreement) to its Affiliates (as such term is defined in the Cobe Distribution Agreement) for Lymphoid Cell Applications.

2.4.2 In the event of any breach (actual, threatened or apparent) by Cobe of Cobe's obligations pursuant to Sections 2.01(d), 2.05(c) (iii), 2.05(c) (iv) or
2.05 (d) of the Cobe Distribution Agreement relative to Lymphoid Cell Applications, ABI, RPR and Cobe shall pursue good faith discussions in an attempt to resolve the matter to the mutual satisfaction of all parties. If a satisfactory resolution is not reached promptly, then ABI hereby authorizes RPR to pursue appropriate legal proceedings against Cobe to obtain remedies for such breach, which proceedings shall be at the expense of RPR. In the event ABI is required to be a necessary party in said legal proceedings, then ABI shall join as a plaintiff party in said proceedings, at the expense of RPR. Any recovery or other settlement obtained in such proceedings shall be the sole property of RPR.

2.4.3 ABI hereby agrees not to amend the Cobe Distribution Agreement so as to diminish the rights or restrictions provided in Sections 2.01(d), 2.05(c) (iii), 2.05(c) (iv) or 2.05 (d) thereof without the prior written consent of RPR.

2.4.4 Notwithstanding the provisions in Section 3.03(b) of the Cobe Distribution Agreement, ABI hereby agrees that ABI will not provide any training to Cobe or Cobe's Affiliates (as such term is defined in the Cobe Distribution Agreement) or customers for use of any CPS for Lymphoid Cell Applications.

2.4.5 Notwithstanding anything to the contrary contained herein, no rights are granted to RPR which would conflict with or impair the rights granted to Cobe in the Cobe Distribution Agreement (as so amended). This Agreement shall be construed, enforced and implemented so as to define and limit the rights granted to RPR in this Agreement so as to not conflict with or impair the rights granted to Cobe in the Cobe Distribution Agreement (as so amended).

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2.5  RPR Business.  This Agreement is being entered into on the understanding
     ------------
that RPR and its Affiliates will be engaged in the business of providing cell therapy-related services and/or products for Lymphoid Cell Applications (the "RPR Business"). If RPR and/or its Affiliates ceases to conduct the RPR Business after a Governmental Approval as contemplated by Section 8 hereof has been obtained, (i) then RPR shall not be entitled to assign or sublicense its rights under this Agreement to a third party without the prior written approval of ABI, which approval shall be dependent upon the capability of the assignee or sublicensee to reasonably optimize the market commercialization of Licensed Product; and (ii) if such an assignment or sublicense does not occur, then ABI shall be entitled to terminate this Agreement.

2.6  Reserved Rights. ABI reserves the right to use the ABI Technology within
     ---------------
the Field for (a) making and selling Licensed Product or Potential Licensed Product (i) for the user's non-commercial research purposes or (ii) labeled "Not For Human Use", (b) with the prior written consent of RPR, conducting preclinical research in collaboration with commercial third parties with respect to the use of the CPS for applications within the Field which are not being (or to be) pursued by RPR as an Addressed Application, (c) internal research by ABI with respect to the use of the CPS for applications within the Field, and (d) fulfilling its obligations under the Supply Agreement and/or the Research and Development Collaboration Agreement.

2.7  Exclusive Right.  Except as permitted by Sections 2.6, 4.3.2, 5 or 6
     ---------------
hereof, ABI shall not grant any rights to any third party, and ABI shall not exercise any rights for itself (other than pursuant to the Supply Agreement), to use, license, lease, make, import, market, distribute, promote, sell and/or have sold any CPS for Lymphoid Cell Applications. Any agreement with respect to the sale or other transfer of any CPS by ABI to any third party (other than a sale or other transfer permitted by Sections 2.6, 4.3.2, 5 or 6) shall expressly provide that (i) the CPS may not be used (either by the third party or its customers) for Lymphoid Cell Applications, and (ii) RPR shall be a third party beneficiary of such provision.

2.8  Sublicensees.  The License shall include the right to grant sublicenses
     ------------
under the License to RPR's Affiliates and to such third parties who are participants in the RPR Business. So long as RPR and its Affiliates continue to conduct the RPR Business in the United States, RPR may also grant sublicenses under the License to qualified third parties in foreign countries who conduct a business similar to the RPR Business. RPR shall also have the right to grant sublicenses under the License to third parties solely to enable such third parties to conduct research and development with respect to the use of the CPS in the Field. Any RPR sublicensee shall be bound by all of the terms of this Agreement, particularly including the limited field of use and the confidentiality obligations. A copy of any such sublicense agreement shall be furnished to ABI prior to the sublicensee exercising any rights thereunder. Except as provided in this Section 2.8, RPR shall not grant any sublicenses under the License without the prior written approval from ABI.

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

2.9  Early Termination of License.  Pursuant to the Governance Agreement, RPR
     -----------------------------
has certain options to continue the rights specified in the Governance Agreement, including rights specified in this Agreement. Notwithstanding anything else to the contrary contained in this Agreement, the License and this Agreement shall terminate automatically and be of no further force or effect in the event that RPR does not (a) pay the Second Option Payment to ABI before the expiration of the First Option Period, or (b) deliver the Third Option Event Notice before the expiration of the Second Option Period, all in accordance with the terms of the Governance Agreement.

2.10 Third Party Relationships.  In order to protect the exclusivity of the
     -------------------------
License, except as may otherwise be agreed upon by RPR in writing, and except as is otherwise expressly permitted in this Agreement, ABI will not enter into any agreement, arrangement or understanding, whether oral or written, with a third party which would (i) grant to such third party any rights to make, have made, use, sell, have sold, offer to sell or import Licensed Product or Potential Licensed Product for use in the Field, or (ii) permit such third party to assert any claim with respect to the manufacture, use, sale or importation of Licensed Product or Potential Licensed Product for use in the Field.

2.11 Field of Use Compliance.  In order to insure field of use compliance by
     -----------------------
all interested parties, a portion of the research to be conducted pursuant to the Governance Agreement and the Research and Development Collaboration Agreement will be focused on developing and implementing modifications to the Automated CPS which will endeavor to prevent use of any Automated CPS sold to RPR and its Affiliates for any field of use other than Lymphoid Cell Applications. ABI likewise agrees to use reasonable efforts to develop and implement modifications to ABI's other CPS products which are sold to third parties (other than RPR and its Affiliates) which will endeavor to prevent the use of such other CPS products for Lymphoid Cell Applications for which a Licensed Product is available or for any other Addressed Application. Any agreement with respect to the sale or other transfer of the CPS by RPR or its Affiliates to any third party shall expressly provide that (a) the CPS may not be used (either by the third party or its customers) outside the Field, and (b) ABI shall be a third party beneficiary of such provision.

3.   Royalty.
     -------

3.1  Units Purchased From ABI.  Excepting only as is otherwise specified in this
     ------------------------
Agreement, with respect to units of the Durables and Disposables which RPR purchases from ABI pursuant to the Supply Agreement, no royalty shall be payable, so long as RPR pays the purchase price as specified in the Supply Agreement. Notwithstanding the foregoing, if additional patent rights result from the Research and Development Collaboration Agreement, some royalty might be payable in accordance with the terms of said Research and Development Collaboration Agreement.

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3.2    Units Not Purchased From ABI. With respect to any units of the Durables
       ----------------------------
or the Disposables which RPR acquires from a party other than ABI (other than upon expiration of the Supply Agreement with respect to the Licensed Product), if RPR acquires said units at a price less than the price otherwise payable by RPR under t he Supply Agreement, then RPR shall pay to ABI an earned royalty
equal to * percent *   of the then current purchase price which is then
applicable for said units under the Supply Agreement, so long as and to the extent that said royalty does not cause the aggregate of the price paid by RPR to acquire the units, plus the royalty payable to ABI, plus the ABI Royalties Payable thereon to exceed the price otherwise payable by RPR under the Supply Agreement. If the Supply Agreement is no longer in effect with respect to a particular Licensed Product (other than upon expiration of the Supply Agreement with respect to such Licensed Product), then the last price applicable under the Supply Agreement shall be used for purposes of calculating the * royalty pursuant to this Section 3.2.

3.2.1  Royalty Term.  Notwithstanding any contrary section of this agreement
       ------------
relating to the term of RPR's royalty obligation to ABI, RPR's royalty obligation to ABI with respect to all CPS or Licensed Product manufactured, used or sold by RPR or its Affiliates shall be * of the most recent purchase price of said Licensed Product and shall extend until the later of (i) the last to expire of the valid granted patents within the ABI Patent Rights covering said CPS or Licensed Product, or any component or process thereof, if a patent within the ABI Patent Rights is granted, or (ii) ten years from the first commercial sale of said CPS or Licensed Product. In the situation of subsection 3.2.1 (ii), RPR's royalty obligation shall also include an continuing obligation of * for years ten through twenty from the commercial sale of said Licensed Product or other CPS manufactured using ABI Confidential Know-How.

3.2.2 For the avoidance of doubt, the provisions of this section 3.2 are intended to be applicable only in the situations where RPR is permitted to manufacture pursuant to the Supply Agreement.

3.3    Royalties to ABI Licensors.  ABI shall be solely responsible  for any
       --------------------------
payments due its licensors arising out of the manufacture, sale or use by RPR or its Affiliates or their customers of Licensed Product. However, the parties acknowledge that said payments are included in calculating the purchase price to be paid by RPR pursuant to the Supply Agreement.

4.     Commercialization Effort.
       -------------------------

4.1    RPR Obligations.
       ---------------

(a) RPR acknowledges that the exclusive nature of this Agreement obligates RPR to develop and incorporate diligently the ABI Technology and CPS devices into

                    *CONFIDENTIAL PORTION REDACTED AND FILED
                         SEPARATELY WITH THE COMMISSION
commercial Lymphoid Cell Therapy uses on a global basis, and includes the obligation to maximize, over time, the commercial opportunities for ABI revenues from the sale of CPS devices for Lymphoid Cell Applications in a manner which does not adversely impact the RPR Business interests in cell therapy. This diligence obligation places certain restrictions on RPR as regards implementing competing automated cell expansion technologies to the extent that such implementation would injure the interests of ABI; however, this restriction is not intended to injure the cell therapy business interests of RPR. Accordingly, notwithstanding anything which might be construed inconsistently in the other subsections of Section 4 of this Agreement, RPR agrees to maintain reasonable business awareness of market opportunities for the use of the CPS for Lymphoid Cell Applications, and RPR agrees to exercise reasonable business judgment and to respond diligently with good business sense to market demands and opportuniites for the use of the CPS for Lymphoid Cell Applications.

(b) Pursuant to subsection (a) above, RPR shall use commercially reasonable, diligent and good faith efforts to exploit the License by obtaining the necessary Government Approvals for using and marketing Licensed Product within the Field, and to develop and service the market demand therefor, in the Major Pharmaceutical Markets. Said reasonable diligence shall be at least equal to the level of efforts that RPR devotes to the incorporation into the RPR Business of its other process improvements of similar market value and therapeutic status. It is understood by the parties that RPR's obligations pursuant to this Section
4.1 shall require it, upon exercise of the Third Option, to use commercially reasonable, diligent and good faith efforts to begin developing the Automated CPS for use in the applications which are the then primary targets for RPR's ex vivo cell therapy business. Such targets are currently TIL therapy and PBMC therapy. RPR shall be obligated, from the the Activation Date, to conduct diligently reasonable pre-clinical bioequivalency studies to support supplemental regulatory filings to transition the Grandfathered Competing Product Applications from the use of the "bag-method" to the use of the Automated CPS.

4.1.1 Notwithstanding anything contained in this Section 4 to the contrary, however, RPR shall not be obligated to use, market or sell Licensed Product in a given country for a Grandfathered Competing Product Application during the * following the date all necessary approvals have been obtained for the use of such Grandfathered Competing Product Application in that country, plus such longer time period as it may be financially or technically infeasible to reasonably phase out a Competing Product in favor of Licensed Product used for the Grandfathered Competing Product Application. In the event that said infeasibility necessitates more than said * for a transition to Licensed Product from a Competing Product for a Grandfathered Competing Product Application, then the parties shall negotiate in good faith to determine means to avoid injury to Aastrom's business interests unless the delay was for causes beyond the reasonable control of RPR.

                    *CONFIDENTIAL PORTION REDACTED AND FILED
                         SEPARATELY WITH THE COMMISSION

4.1.2 By way of clarification of RPR's obligations pursuant to this Section 4.1, ABI acknowledges that RPR shall have sole discretion in determining the manner in which a Licensed Product will be exploited in the countries within a particular Major Pharmaceutical Market, as well as the order of the countries within the Major Pharmaceutical Markets in which a particular Licensed Product will be introduced.

4.1.3 On an annual basis, RPR shall prepare and deliver to ABI a report briefly describing RPR's plans for the development and commercialization of Licensed Product (each such plan being referred to herein as a "Development Plan"). It is understood by the parties that Development Plans will not be static plans, but will necessarily evolve over time as technology and market conditions change. After receipt of a Development Plan, ABI may request that representatives of RPR meet with representatives of ABI to discuss such Development Plan. At that time, ABI may propose additional applications for Licensed Product that ABI may wish to include in the Development Plan, which proposals RPR will consider in good faith.

4.2    Use of Licensed Product in Other Venues.  As long as RPR and/or its
       ---------------------------------------
Affiliates is/are diligently developing and servicing the market for a specific therapy within an Application through the ex vivo cell therapy centers, RPR's obligations pursuant to this Section 4 (the breach of which may result in RPR's loss of exclusive rights) shall not require RPR to market, use and/or sell a Licensed Product for such specific therapy outside of ex vivo cell therapy centers owned or operated by RPR or its Affiliates (such other venues being referred to herein as "Other Venues") until at least * have elapsed from the date of RPR's or RPR's Affiliate's first commercial sale of such specific therapy. After such period, to comply with RPR's diligence obligations, ABI may require RPR to negotiate the marketing, use and/or sale of such Licensed Product in the Other Venues by RPR for such specific therapy on terms and conditions mutually satisfactory to both parties consistent with RPR's exclusive license.

4.3    Unaddressed Application or Market Proposals.  If, at any time after  the
       -------------------------------------------
date that is three years after the date of the Third Option Event Notice, ABI develops or receives from a third party a bona fide proposal with respect to (i) the development or use of Licensed Product or a Potential Licensed Product for a specific therapeutic indication within an Unaddressed Application for one or more countries in a Major Pharmaceutical Market (an "Unaddressed Application Proposal"), or (ii) the development or use of a Licensed Product in one or more Major Pharmaceutical Markets (other than the Initial Major Pharmaceutical Markets) for a specific therapeutic indication within an Addressed Application, but only if RPR is in default under Section 4.1.2 with respect to the use or marketing of the Licensed Product for the specific therapeutic indication in such Major Pharmaceutical Market (an "Unaddressed Market Proposal"), then ABI shall present such proposal to RPR.

                    *CONFIDENTIAL PORTION REDACTED AND FILED
                         SEPARATELY WITH THE COMMISSION

4.3.1 Upon receipt of an Unaddressed Application Proposal or an Unaddressed Market Proposal, RPR shall have a period not to exceed ninety days to present ABI with a bona fide plan and commitment (the "Commercialization Plan") to initiate, within an eighteen month period, development of Licensed Product or Potential Licensed Product for such specific therapeutic indication and for such specific country(ies). It is expressly understood that a Commercialization Plan may consist of a commitment by RPR to initiate discussions directly with the applicable third party regarding the feasibility of RPR and the third party collaborating with respect to the development of Licensed Product or Potential Licensed Product, as applicable, for the specific therapeutic indication within the Unaddressed Application or Addressed Application, as applicable, for the specific country(ies). Upon delivery of said Commercialization Plan, RPR shall be deemed to have satisfied its obligations pursuant to Section 4.1 with respect to such Unaddressed Application; provided that RPR thereafter uses commercially reasonable, diligent and good faith efforts to implement such Commercialization Plan in accordance with its terms.

4.3.2 If RPR does not deliver the Commercialization Plan within the time provided by the first sentence of Section 4.3.1, or if RPR notifies ABI in writing of its intention not to deliver the Commercialization Plan within the relevant time period, RPR shall grant back rights (on commercially reasonable terms to be negotiated, including without limitation, whether such grant back shall be on an exclusive or non-exclusive basis) to Aastrom in the specific therapeutic indication in the specific market identified in the Unaddressed Application Proposal or Unaddressed Market Proposal.

4.3.3 Notwithstanding anything contained in this Agreement to the contrary, in no event shall RPR be required, pursuant to Section 4.3.2, to grant back any rights with respect to the use of any Licensed Product or Potential Licensed Product for more than one specific therapeutic indication per twelve month period (on a cumulative basis); provided, however, that a grant back which relates solely to a specific therapeutic indication within an Unaddressed Application wherein the third party has Blocking Patent Rights shall not be counted for purposes of the numerical limitation set forth in this Section 4.3.3.

5.     RPR's Use of Competing Products. If RPR markets, sells or uses
       -------------------------------
commercially a Competing Product for a particular therapeutic indication within a Lymphoid Cell Application (excluding however for the Grandfathered Competing Product Applications to the extent permitted by Section 4.1.1) in a particular country, then the License shall convert to a nonexclusive license for such therapeutic indication within such Lymphoid Cell Application in the relevant country; and, subject to the provisions of Section 6.2, ABI shall be free to pursue any and all other arrangements for the sale and use of Licensed Product (but not any other CPS without first offering it to RPR pursuant to the provisions of Section 6.2) for such therapeutic indication within the Lymphoid Cell Application in the relevant country (but not in any other country or for any other Lymphoid Cell Application).

6.   Loss of License Rights.
     ----------------------

6.1  RPR's Failure to Adhere to Development Plans or Commercialization Plans.
     -----------------------------------------------------------------------
In the event that RPR shall fail to use commercially reasonable efforts to satisfy its Development Plans or a Commercialization Plans (as they may evolve over time) with respect to a particular Lymphoid Cell Application in a particular Major Pharmaceutical Market, then ABI shall have the right, upon 180 days prior written notice, for that particular Lymphoid Cell Application in that particular Major Pharmaceutical Market, (i) to convert to nonexclusive the License for that particular Lymphoid Cell Application in that particular Major Pharmaceutical Market; and (ii) to terminate the License with respect to all improvements to the applicable Licensed Product developed subsequent to such termination without funding or assistance from RPR, but only with respect to that particular Lymphoid Cell Application in that particular Major Pharmaceutical Market. Upon any such conversion or termination, ABI shall, subject to the provisions of Section 6.2, be entitled to pursue other arrangements for commercially using and selling Licensed Product in that particular Major Pharmaceutical Market and for that particular application (which arrangement may be sales directly by ABI or through licensees or assignees).

6.2  RPR's Right of First Refusal.  In exercising its rights pursuant to
     ----------------------------
Sections 5 or 6.1, ABI may not enter into any agreement, arrangement or understanding with a third party with respect to the making, using or selling of Licensed Product or Potential Licensed Product without giving RPR written notice of its intention to do so, along with a summary of all material provisions of the proposed agreements (the "Proposed Other Agreements"). Upon receipt of such notice and agreements, RPR shall have a right of first refusal to enter into a similar agreement with ABI on terms and conditions which are identical to those of the agreement(s) which ABI proposes to enter into with the third party. Such right of first refusal may be exercised by RPR in writing at any time within one month after its receipt of the notice specified in the first sentence of this Section (the "Exercise Period"). In the event RPR does not exercise its right of first refusal on any particular occasion, such right of first refusal shall again become effective in the event that ABI does not enter into the Proposed Other Agreements with the third party within six months after the first to occur of ABI's receipt of RPR's written notification that it will not exercise its right of first refusal or the expiration of the Exercise Period.

6.3  Failure to Commercialize on Grant Back.  In the event that ABI and/or the
     --------------------------------------
third party shall not use commercially reasonable, diligent and good faith efforts to develop and commercialize License Product in the specific field and market for which rights have been granted back pursuant to Section 4.3.2., then RPR shall have the right, upon 180 days prior written notice, if no cure is made within said 180 days, to terminate the grant back, whereupon the exclusivity of RPR's License with respect to the specific therapeutic indication covered by such grant back shall be restored; provided that RPR, thereafter, exerts reasonable commercial diligence with respect to such therapeutic indication. RPR shall have third party beneficiary rights to enforce said due diligence obligations.

6.4    Dispute Resolution.  If there is any dispute as to whether or not RPR is
       ------------------
meeting its commercialization obligations in any particular Major Pharmaceutical Market for any particular application, or if there is any dispute as to whether or not ABI and/or a Third Party are meeting their diligence obligations under any rights granted back pursuant to Section 4.3.2, the parties shall pursue good faith discussions and negotiations in an effort to resolve said dispute for a period of at least ninety (90) days. If such discussions do not resolve the dispute, then either party may require the dispute to be resolved through arbitration as set forth in Section 19 hereof.

7.     Regulatory Approvals.
       --------------------

7.1    RPR Responsibility.
       ------------------

7.1.1 From and after the date hereof, RPR and its Affiliates shall be responsible for obtaining, and shall pay for all costs necessary to obtain, any and all Government Approvals for the marketing or use of Licensed Product for Lymphoid Cell Applications, as may be required in any country where Licensed Product will be commercially sold or used. Without limiting the generality of the foregoing, RPR and its Affiliates shall fund all clinical trials and shall pay for all applications and license fees required of any government authority in furtherance of its obligation pursuant to the preceding sentence. RPR shall prepare a plan for obtaining required Government Approvals (the "Regulatory Approval Plan"), which shall be updated on a periodic basis as needed, and RPR shall furnish to ABI a copy of the Regulatory Approval Plan, together with the updates. From time to time, RPR may confer with ABI with respect to the implementation of the Regulatory Approval Plan. ABI shall cooperate with and assist RPR with respect to said Government Approval matters, all at the expense of RPR.

7.1.2 All Government Approvals obtained for Licensed Product or a Potential Licensed Product for Lymphoid Cell Applications shall be in the name of RPR and/or its Affiliates and shall be owned by RPR and/or its Affiliates, excepting only to the extent that the applicable governmental authorities require otherwise. In the event that the applicable governmental authorities require that a particular Government Approval be in the name of ABI, ABI shall assign its interest in and to such Governmental Approval to RPR and/or its Affiliates as such interest relates to the Field. RPR shall have the responsibility to file all required reports and to maintain the continued effectiveness for all Government Approvals.

7.1.3 RPR and ABI acknowledge and understand that in addition to, and perhaps simultaneously with, RPR's efforts to obtain Government Approvals for Licensed Product for Lymphoid Cell Applications, ABI (or its licensee) will be pursuing efforts to obtain regulatory approvals for the Automated CPS for stem cell applications and for other applications outside the Field. In order to avoid conflicting efforts for obtaining regulatory approvals for different applications of the Automated CPS, both RPR and ABI shall use reasonable efforts to cooperate and coordinate with each other relative to pursuing efforts for obtaining regulatory approvals in an effort not to impact adversely the other party's regulatory approval plan for the respective products or applications. Notwithstanding anything contained in this Section 7.1.3 to the contrary, however, neither party shall be required to take any action, or omit from taking any action, in connection with any regulatory approval to the extent that such action or omission would result in additional cost to, or otherwise adversely affect, such party or its Affiliates or their respective customers.

7.2  Transfers.  In the event of any termination of this Agreement in accordance
     ---------
with its terms, or in the event the License converts to a nonexclusive license with respect to a particular Lymphoid Cell Application in a particular Major Pharmaceutical Market, then ABI shall be entitled to utilize all data which relates primarily to the safety of the Automated CPS (which shall expressly exclude, among other things, any efficacy data or proprietary process data) which has previously been used by RPR to obtain and maintain the Government Approvals for such Lymphoid Cell Application, in order to assist ABI in obtaining any Government Approvals to enable ABI to commercially make, use or sell Licensed Product for such Lymphoid Cell Application in such Major Pharmaceutical Market.

8.   Milestone Payment.  RPR shall pay to ABI a milestone payment in the
     -----------------
amount of * within ten days after the earlier to occur of (i) all necessary Government Approvals are obtained by RPR or its Affiliates or sublicensees for the first Lymphoid Cell Application which uses Licensed Product in any country in a Major Pharmaceutical Market, or (ii) the first commercial revenues (excluding revenues from clinical trials being conducted to obtain Governmental Approvals) are received by RPR or its Affiliates or sublicensees for the first Lymphoid Cell Applications therapy which uses Licensed Product.

9.   Patent Prosecution and Maintenance by ABI.  Subject to the requirements,
     -----------------------------------------
limitations and conditions set forth in this Agreement, ABI shall direct and control (i) the preparation, filing and prosecution of the United States and foreign patent applications for the ABI Patent Rights (including any interferences and foreign oppositions) and (ii) the maintenance of the patents issuing therefrom. RPR shall have full rights of consultation with ABI and the patent attorney selected by ABI in all matters related to the ABI Patent Rights applicable to Lymphoid Cell Applications. ABI shall use reasonable diligent efforts to implement all reasonable requests made by RPR with regard to the preparation, filing, prosecution and/or maintenance of the patent applications and/or patents within the ABI Patent Rights. With respect to the costs for patent matters which benefit Licensed Product or Potential Licensed Products, RPR shall pay 50% of said costs, including attorneys' fees, governmental fees, and all other applicable costs. RPR's obligation under this Section 9 shall apply with respect

                    *CONFIDENTIAL PORTION REDACTED AND FILED
                         SEPARATELY WITH THE COMMISSION
to costs which accrue from and after the effective date of the Governance Agreement between the parties (i.e., September 15, 1995).

9.1  Standby Rights of RPR.  If ABI elects not to  pursue any particular action
     ---------------------
to obtain or maintain particular Patent Rights which specifically describe in the specification thereof an application in the Field, then ABI shall promptly notify RPR of such non-election in good time in respect of patent filing, prosecution and maintenance deadlines. Upon receipt of such notification, or in the event that ABI otherwise fails to promptly pursue any particular action to obtain or maintain particular Patent Rights useful in the Field, RPR shall be entitled to undertake such action in its own name or in the name of ABI (or its licensor), at the expense of RPR. In the event RPR elects to undertake such action, ABI shall have no further rights under the patent rights in question and will grant to RPR all of ABI's rights and interest therein, and all necessary authority to so file, prosecute and maintain such patent application or patent, with the provision that RPR shall execute a document granting back to ABI license rights in such patent application or patent, on a royalty free basis, for use outside the Field.

9.2  Improvements.  Any improvements to the ABI Patent Rights, including any
     ------------
new inventions, conceived, developed or reduced to practice solely by ABI prior to the Activation Date shall be owned by ABI, but shall be deemed to be part of the ABI Owned Patent Rights which are subject to the License. Any improvements to the ABI Patent Rights, including any new inventions, conceived and developed during the term of the Research and Development Collaboration Agreement shall be governed by the terms and conditions of the Research and Development Collaboration Agreement to be negotiated by the parties during the First Option Period, the material terms of which are attached to the Governance Agreement as Exhibit C.

9.3  Intellectual Property Right Disclaimers.  ABI shall not disclaim any
     ---------------------------------------
intellectual property right or abandon any application for any intellectual property right relating to the CPS for use in the Field without allowing RPR the opportunity to exercise its rights under Section 9.1.

9.4  Patent Term Restoration and Other Extensions of Patent Life.  ABI shall
     -----------------------------------------------------------
keep RPR informed of the issuance of each U.S. patent and foreign patent within ABI Patent Rights, giving the date of issuance and patent numbers, and each notice pertaining to any patent included within ABI Patent Rights which it receives as patent owner pursuant to the Drug Price Competition and Patent Term Restoration Act of 1984 or any equivalent foreign laws, including notices pursuant to sections 101 or 103 of said Act from persons who have filed an abbreviated NDA ("ANDA"), and also, any other notices relating to any administrative or otherwise extensions of patent life. All such notices shall be given promptly, but in any case within 10 days of each such patent's date of issue or receipt of each such notice under such Act or equivalent, whichever is applicable. The parties shall cooperate in attaining any such permitted extensions of patent life.

10.   Infringement.
      ------------

10.1  RPR Prosecution Against Third Party Infringers.  In the event a party to
      ----------------------------------------------
this Agreement acquires information that a third party is infringing one or more of the ABI Patent Rights, the party acquiring such information shall promptly notify the other party in writing of such infringement. Subject to the provisions hereof, RPR shall have the right initially to prosecute at its discretion any and all infringements of any ABI Patent Rights to the extent that such infringement relates to Lymphoid Cell Applications and to defend all charges of infringement arising with respect to Licensed Products and/or Potential Licensed Products, and to enter all settlements, judgments or other arrangements respecting the same, all at its own expense or liability, subject to the terms of this Section 10. Prior to initiating any infringement proceedings, RPR shall confer and consult with ABI with respect to the potential impact of such infringement proceedings on ABI's other Patent Rights and, in the event that ABI shall inform RPR in good faith that such infringement proceedings are likely to have a material adverse effect on ABI, RPR shall not institute such proceedings unless the subject infringement is having or is likely to have a material adverse effect on the competitive position of the ex vivo cell therapy centers owned or operated by RPR and its Affiliates or on RPR's sales of Licensed Product and/or Potential Licensed Products. ABI shall permit any infringement proceedings to be brought in its name if required by law, and RPR shall hold ABI harmless from any costs, expenses or liability respecting all such infringements or charges of infringement, including attorneys' fees. With respect to any infringement proceeding brought by RPR, ABI agrees to be joined as a party plaintiff if permitted by law and if RPR so requests and to give RPR reasonable assistance and authority to file and prosecute the suit.

10.2  Costs.  The expenses of suits that RPR elects to bring, including any
      -----
expenses of ABI incurred in conjunction with the prosecution of such suits or the settlement thereof, shall be paid for entirely by RPR, and RPR shall hold ABI free, clear and harmless from and against any and all costs of such litigation, including attorneys' fees. Monetary recoveries from litigation pursuant to Section 10.1 shall be apportioned as follows: RPR has the right to first reimburse itself for all out-of-pocket costs and expenses of every kind and character, including reasonable attorneys' fees, involved in the litigation or settlement of such suit from any sums recovered in such suit or in settlement. If, after such reimbursement, any funds shall remain from said recovery, such funds shall be allocated equitably between the parties. It is agreed by the parties that their relative financial support of the legal expenses of bringing the infringement action shall be one of the material factors in making such equitable allocation.

10.3  Failure of RPR to Prosecute Infringer.  As regards the first discovered
      -------------------------------------
infringer of an ABI Patent Right: if RPR does not bring suit against said infringer pursuant to Section 10.1, or has not commenced negotiations with said infringer for discontinuance of said infringement, as herein provided, within one hundred eighty (180) days after receipt of notice (pursuant to Section 10.1), ABI shall have the right, but shall not be obligated, to bring suit for such infringement and to join RPR as a party plaintiff or to use RPR's name if required by law, in which event ABI shall hold RPR free, clear and harmless from and against any and all costs and expenses of such litigation, including attorneys' fees. If RPR has commenced negotiations with an alleged infringer of the patent for discontinuance of such infringement within such 180-day period, RPR shall have an additional one hundred eighty (180) days from the termination of such initial 180-day period to conclude its negotiations before ABI could bring suit for such infringement.

10.4  RPR's Retained Rights to Prosecute Infringer.  RPR shall retain its right
      --------------------------------------------
to initiate patent infringement litigation respecting a second and subsequent infringer of an ABI Patent Right which is already the subject of a pending patent infringement litigation by RPR if RPR places such infringer(s) on proper legal notice that such infringer's infringing activities shall be addressed in a legal action initiated subsequent to the resolution of the pending litigation.

10.5  ABI Recovery.  In the event ABI brings suit pursuant to Section 10.3, ABI
      ------------
shall have the right to reimburse itself out of any sums recovered in such suit or settlement thereof for all out-of-pocket costs and expenses of every kind and character, including reasonable attorneys' fees, necessarily involved in the prosecution or settlement of such suit, and if after such reimbursement, any funds shall remain from said recovery, and if said recovery was in part for RPR's lost profits from Licensed Product, then such funds shall be allocated equitably between the parties. It is agreed by the parties that their relative financial support of the legal expenses of bringing the infringement action shall be one of the material factors in making such equitable allocation.

10.6  Selection of Legal Counsel.  Each party shall always have the right to be
      --------------------------
represented by counsel of its own selection in any suit for infringement of the ABI Patent Rights instituted by the other party under the terms hereof. The expense of such counsel shall be borne by the party retaining such counsel.

10.7  Cooperation by ABI.  ABI agrees to cooperate fully with RPR at the request
      ------------------
and expense of RPR, including by giving testimony and producing documents lawfully requested in the course of a suit prosecuted by RPR for infringement of the ABI Patent Rights and shall endeavor to cause the employees of ABI, its Affiliates, and sublicensees, as appropriate, to cooperate with RPR.

10.8  Approval of Settlement.  Neither party shall, without the prior written
      ----------------------
consent of the other party, compromise or settle any litigation described in Sections 10.1 or 10.3 if such compromise or settlement imposes any obligations or restrictions on the other party regarding the use of the Patent Rights which were the subject of the infringement action.

11.   Equitable Adjustment of Transfer Price.  In the event that RPR and/or its
      --------------------------------------
Affiliates shall be required to pay any royalties as a result of any settlement agreed to by ABI or as a result of any judgment in which it is determined that Licensed Product does infringe a third party's Patent Rights, then the parties shall negotiate in good faith to determine an equitable adjustment of the transfer price or future royalties payable by RPR and/or its Affiliates to ABI with respect to sales of Licensed Product pursuant to the Supply Agreement. Furthermore, on a Licensed Product-by-Licensed Product basis, and on a country-by-country basis, RPR may offset one-half of any reasonable out-of-pocket expenses incurred in defending any infringement proceedings for the applicable Licensed Product in the applicable country relating to the ABI Patent Rights from future payments payable to ABI under the Supply Agreement with respect to such Licensed Product used or sold in such country; provided, however, in no event may such offset result in ABI receiving payments which are less than the sum of (i) the costs incurred directly by ABI in manufacturing such Licensed Product, (ii) a 35% gross margin and (iii) the royalties which ABI is obligated to pay to third party licensors with respect to the sale of such Licensed Product from ABI to RPR; and provided, further, that the balance of any unused offset will be carried over and applied to future payments due ABI with respect to such Licensed Product.

12.   Indemnity.
      ---------

12.1  RPR Indemnity.  RPR shall defend, indemnify and hold harmless ABI and its
      -------------
Affiliates and their agents, directors, officers and employees ("ABI Indemnified Persons") from and against any and all losses, costs, liabilities, damages, fees and expenses, including reasonable attorneys' fees and expenses (collectively, "Liabilities"), to which an ABI Indemnified Person may become subject insofar as the Liabilities arise out of or are alleged or claimed to arise out of (i) the inaccuracy of any representation or warranty of RPR contained herein or in the other Implementing Agreements, (ii) the negligence or willful misconduct of RPR or its employees or agents.

12.2  ABI Indemnity.  ABI shall defend, indemnify and hold harmless RPR and its
      -------------
Affiliates and their agents, directors, officers and employees ("RPR Indemnified Persons") from and against any and all Liabilities to which an RPR Indemnified Person may become subject insofar as the Liabilities arise out of or are alleged or claimed to arise out of (i) the inaccuracy of any representation or warranty of ABI contained herein or in the other Implementing Agreements, (ii) the negligence or willful misconduct of ABI or its employees or agents.

12.3  Cooperation.  In the event that either party seeks indemnification under
      -----------
this Section 12, it shall inform the other party of a claim as soon as reasonably practical after it receives notice of the claim, shall permit the other party to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration which, in the case of ABI, shall not include the right to (i) grant third party(ies) licenses or other rights under the ABI Technology which conflict with the License, (ii) or to otherwise enter into any agreement, arrangement or understanding which would require RPR or its Affiliates or their respective customers to pay any royalties to any third parties), and shall cooperate as requested at the expense of the other party with respect to documented and reasonable out-of-pocket expenses of the cooperating party in the defense of the claim.

13.     Representations, Disclaimers and Covenants.
        ------------------------------------------

13.1    Authority.  ABI and RPR each represents and warrants to the other that
        ---------
(i) it has the authority to enter into and perform this Agreement, and (ii) its execution, delivery and performance of this Agreement and the full performance and enjoyment of the rights of RPR hereunder will not conflict with, breach, or constitute a default under, the terms of any other license, contract or agreement, whether written or oral, to which it is or becomes a party or by which it or its assets is or becomes bound.

13.2    Ownership.  ABI further represents and warrants that:
        ---------

13.2.1 To its knowledge, it is the exclusive owner of the ABI Owned Patent Rights and the exclusive licensee of the ABI In-Licensed Patent Rights, and has the full right to grant the rights and perform the obligations contemplated by this Agreement.

13.2.2 It has no knowledge from which it can be inferred that the ABI Patent Rights are invalid or unenforceable or that their exercise would infringe Patent Rights of third parties.

13.2.3 During the term of this Agreement, (i) ABI will use reasonable best efforts not to encumber or diminish the rights granted to RPR hereunder, including without limitation, by not committing any acts or permitting the occurrence of any omissions which would cause the breach or termination of any agreements between third parties and ABI which extend intellectual property rights to RPR pursuant to the terms of this Agreement (collectively, "ABI Licenses"), and (ii) ABI will promptly provide RPR notice of any such alleged breach.

13.2.4 As of the date hereof, ABI is not in breach of any of its obligations under any of the ABI Licenses.

13.2.5 The inception, development and reduction to practice of the ABI Technology for use in the Field has not been achieved with the aid of any funding from any governmental agency or authority.

13.3  Disclaimer.  EXCEPT AS PROVIDED IN THIS SECTION 13, ABI MAKES NO
      ----------
WARRANTIES CONCERNING THE ABI TECHNOLOGY, INCLUDING WITHOUT LIMITATION, ABI MAKES NO EXPRESS OR IMPLIED WARRANTY (i) OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE (ii) THAT ANY LICENSED PRODUCT WILL BE FREE FROM AN INFRINGEMENT ON PATENT RIGHTS OF THIRD PARTIES, (iii) AS TO THE VALIDITY OR SCOPE OF THE ABI PATENT RIGHTS, OR (iv) THAT NO THIRD PARTIES ARE IN ANY WAY INFRINGING THE ABI PATENT RIGHTS.

13.4  Limited Liability.  With respect to any claim by one party against another
      -----------------
party arising out of the performance or failure to perform under this Agreement, the parties expressly agree that the liability of such party to the other party for such breach shall be limited as specified in this Agreement or as is otherwise limited at law or equity, and in no event shall a party be liable for indirect, incidental or consequential damages or lost profits.

14.   Compliance With Laws.
      --------------------

14.1  General.  Each party shall, at its expense, comply with all laws, rules
      -------
and regulations applicable to the performance by it of its obligations under this Agreement. RPR shall register this Agreement with any governmental agency which requires RPR to so register, and RPR shall pay all costs and legal fees in connection therewith.

14.2  Export Controls.  This Agreement is made subject to any restrictions
      ---------------
concerning the export of products or technical information from the United States of America which may be imposed upon or related to ABI or RPR from time to time by the government of the United States of America. Furthermore, ABI and RPR each agree that it will not export, directly or indirectly, any technical information acquired from the other under this Agreement or any products using such technical information to any country for which the United States government or any agency thereof at the time of export requires an export license or other governmental approval for such export, without first obtaining the written consent to do so from the Department of Commerce or other agency of the United States government when required by an applicable statute or regulation.

14.3  Patent Marking.  To the extent relevant under applicable law, RPR shall
      --------------
mark Licensed Product or its container in accordance with the patent marking laws of the country in which Licensed Product is made, used or sold.

15.   Publicity.  Any news release or other public announcement relating to this
      ---------
Agreement, including any of its terms, or to the performance hereunder, must be approved by both parties, which approval shall not be unreasonably withheld. Once the text or substance of an announcement has been so approved, it may be repeated without further approval. Any disclosure which is required by law may be made without the prior consent of the other party, although the other party shall be given prompt notice of any such legally required disclosure and an opportunity to comment on the proposed disclosure reasonably in advance to the extent feasible. Further, the disclosing party shall make diligent efforts to limit the nature and scope of any disclosure to the extent reasonably possible and to otherwise prevent the disclosure of the non-disclosing party's Confidential Information. The parties acknowledge that ABI will be obligated to file a copy of this Agreement with the SEC if and when ABI's stock is registered under the Securities Act of 1933, as amended or the Securities and Exchange Act of 1934, as amended, subject to the diligent obligations stated in the preceding sentence. ABI shall be entitled to disclose the substance of this Agreement to ABI's shareholders (and to prospective shareholders to whom ABI's stock is offered for purchase) under the customary confidentiality agreement and subject to the diligence requirements in the second sentence preceding this sentence.

16.   Confidentiality.
      ---------------

16.1 ABI and RPR hereby confirm the validity of, and warrant their continued compliance with, the Confidentiality Agreement, which shall continue in effect. Additionally, each of the parties hereby agrees that during the period beginning on the date hereof and ending on the date that is five years after the last to expire or terminate of the Implementing Agreements, it will (i) maintain in confidence all Confidential Information of the other party (including without limitation all Confidential Information received or obtained as a result of either party's performance under any of the Implementing Agreements), (ii) not disclose the other party's Confidential Information without the prior written consent of such party, and (iii) will not use the other party's Confidential Information for any purpose except those permitted by the Implementing Agreements.

16.2 A party shall have the right to disclose the other party's Confidential Information to those of its directors, officers, employees and consultants to whom disclosure is necessary to enable such party's performance under the Implementing Agreements, provided that such persons have undertaken confidentiality obligations at least as strict as those undertaken in this Agreement.

16.3 In fulfilling its obligations under this Section 16, a party shall use the same level of efforts to protect from disclosure the other party's Confidential Information as it uses to protect its own most sensitive Confidential Information, which efforts shall in any event be not less than reasonable efforts.

17.   Trademarks and Tradenames.  The trademark and tradename of ABI shall be
      -------------------------
placed on each Licensed Product manufactured by ABI, with at least the same prominence as any other trademark or tradename placed on Licensed Product. As long as the License shall not have terminated, RPR shall have the right to use the applicable trademarks and tradenames of ABI in connection with RPR's use and sale of Licensed Product.

18.    Term and Termination.
       --------------------

18.1   Term.  Unless terminated sooner in accordance with the provisions set
       ----
forth herein, including Section 2.9 hereof, this Agreement, and the License, shall commence on the date of this Agreement and terminate simultaneously with any termination of the Supply Agreement. Provided however, if the Supply Agreement or this Agreement is terminated due to a material default thereunder or hereunder by ABI or due to the bankruptcy or insolvency of ABI, then the License shall continue for the purposes as specified in Section 2.1, subject to RPR paying the royalty as specified in Section 3.2 for so long as any ABI Patent Rights remain in effect.

18.2   Termination Upon Default.
       ------------------------
18.2.1 In the event of a material default hereunder by a party ("Defaulting Party"), the other party ("Non-Defaulting Party") may give the Defaulting Party written notice of the default and elect to terminate this Agreement sixty (60) days after the Defaulting Party receives the notice if, within said time period, the Defaulting Party fails to resolve the default by (i) curing the default or beginning the cure of the default and diligently completing the cure of the default thereafter even if after the end of the aforementioned sixty (60) day time period, (ii) providing a written explanation reasonably satisfactory to the Non-Defaulting Party that a default has not occurred, or (iii) entering into a written agreement with the Non-Defaulting Party for the cure or other resolution of the default. Upon failure of the Defaulting Party to resolve the default as so required, the Non-Defaulting Party may terminate this Agreement by giving written notice to the Defaulting Party, said termination to be effective upon the date specified in the notice. Any dispute arising hereunder shall be resolved by binding arbitration in accordance with provisions of Section 19 hereof. If any termination relates to breaches which are limited to a particular Licensed Product and/or Major Pharmaceutical Market, then any termination by ABI shall apply only with respect to that Licensed Product(s) and/or that Major Pharmaceutical Market(s). If it is determined that RPR or its Affiliates intentionally used commercially a Licensed Product outside the Field, then ABI may terminate this Agreement without RPR having any right to cure.

18.2.2 The rights granted to the Non-Defaulting Party pursuant to Subsection
18.2.1 shall be in addition to and not in substitution for any other remedies that may be available to such party. Except as otherwise expressly stated herein, termination shall not relieve the Defaulting Party from liability and damages to the other party for breach of this Agreement.

18.3   Termination Upon Bankruptcy Event.  This Agreement may be terminated by a
       ---------------------------------
party upon written notice to the other in the event that (i) the other party shall make an assignment for the benefit of its creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or any trustee for it or a substantial part of its assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (ii) if there shall have been filed against the other party any such bona fide petition or application, or any such proceeding shall have been commenced against it, in which an order for relief is entered or which remains undismissed for a period of 90 days or more; or (iii) if the other party by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application, or proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or any substantial part of its assets, or shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of 90 days or more (hereinafter, an "Insolvency Event"). Termination shall be effective upon the date specified in such notice. All rights and licenses granted under or pursuant to any section of this Agreement are, and shall otherwise be deemed to be, for purposes of Section 36(n) of the Bankruptcy Code, licenses to "intellectual property" as defined under Section 101(52) of the Bankruptcy Code. The parties agree that RPR, as a licensee or sublicensee, as applicable, of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. The parties further agree that, if an Insolvency Event shall occur with respect to ABI, RPR shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and the same, if not already in its possession, shall be promptly delivered to RPR upon any such occurrence.

18.4  Voluntary Termination.  RPR may voluntarily terminate this Agreement
      ---------------------
upon one hundred eighty (180) days' prior written notice to ABI at any time with respect to any country(ies).

18.5  Cessation of RPR Business.  If RPR ceases to conduct the RPR Business, and
      -------------------------
if RPR does not assign or sublicense its rights under this Agreement in accordance with Section 2.5, then ABI may terminate this Agreement.

18.6  Rights Upon Termination.  Notwithstanding any other provision of this
      -----------------------
Agreement, upon any termination of this Agreement in its entirety, the License shall terminate (subject to the rights of RPR pursuant to the second sentence of Section 18.1). Except as permitted by Section 18.7, upon such termination, RPR shall have no further right to develop, manufacture or market Licensed Product. Subject to the provisions of Section 18.7, upon any termination of this Agreement in its entirety, RPR shall promptly return all materials, samples, documents, information, and other materials which embody or disclose the ABI Technology. Any termination of this Agreement shall not relieve either party from any obligations accrued to the date of such termination. The parties' obligations pursuant to Sections 12 and 16 shall survive any termination of this Agreement. All of the foregoing shall relate only to Licensed Product and/or country(ies) and/or applications to which the termination relates.

Upon termination of this Agreement (except for a termination due to a material default by ABI under this Agreement or the Supply Agreement, or due to the bankrupcy or insolvency of ABI), RPR shall not have the right to use any ABI valid and unexpired ABI Patent Rights or ABI Confidential Know-How to manufacture any CPS.

18.7  Licensed Product Purchased.  With respect to all Licensed Product
      --------------------------
purchased by RPR prior to any early termination of this Agreement, RPR and its Affiliates and sublicensees and their customers shall have the continuing right to use and sell (but not to make) Licensed Product for Lymphoid Cell Applications.

19.   Arbitration.  Except as set forth in subparagraph 19.1 below, any
      -----------
controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration in accordance with the Arbitration Agreement. If the parties cannot timely execute the Arbitration Agreement, the dispute shall be resolved in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA").

19.1  Equitable Court Remedies.  Each party recognizes and acknowledges that a
      ------------------------
breach by the other of any of its covenants, agreements or undertakings hereunder relating to confidentiality and non-use of Confidential Information and ownership and use of intellectual property will cause irreparable damage which cannot be readily remedied in damages and in action at law, and may, in addition thereto, constitute an infringement of a party's proprietary rights, thereby entitling such party to equitable remedies and costs. Accordingly, notwithstanding the provisions of this Section 19, each party reserves the right (and the other party agrees not to contest such right) to seek injunctive relief and other equitable remedies in a court of competent jurisdiction, instead of arbitration, with respect to the enforcement by each party of such rights.

20.   General Provisions.
      ------------------

20.1  Independent Contractors.  The relationship between ABI and RPR is that of
      -----------------------
independent contractors. ABI and RPR are not joint venturers, partners, principal and agent, master and servant, employer or employee, and have no other relationship other than independent contracting parties. ABI shall have no power to bind or obligate RPR in any manner, other than as is expressly set forth in this Agreement. Likewise RPR shall have no power to bind or obligate ABI in any manner other than as is expressly set forth in this Agreement.

20.2  Force Majeure.  Both parties to this Agreement shall be excused from the
      -------------
performance of their obligations under this Agreement if such performance is prevented by force majeure and the non-performing party promptly provides notice of the prevention to the other party. Such excuse shall be continued so long as the condition constituting force majeure continues and the non-performing party takes reasonable efforts to remove the condition. For purposes of this Agreement, force majeure shall include conditions which are beyond the reasonable control of a party and which could not have been avoided by the exercise of reasonable diligence, including without limitation, an act of God, voluntary or involuntary compliance with any regulation, law or order of any government, war, civil commotion, strike or other labor disturbance, epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe. Provided however, payments of any monies due and owing hereunder shall not be delayed by the payor because of a force majeure affecting the payor.

20.3 Consents Not Unreasonably Withheld.  Whenever provision is made in this
     ----------------------------------
Agreement for either party to secure the consent or approval of the other, that consent or approval shall not unreasonably be withheld or delayed. Whenever in this Agreement provisions are made for one party to object to or disapprove a matter, such objection or disapproval shall not unreasonably be exercised.

20.4 Assignment.  Neither this Agreement nor any rights granted hereunder may
     ----------
be assigned or transferred by either party except with the prior written consent of the other party, which consent shall not be unreasonably withheld, except to an Affiliate(s) of the party or to a successor-in-interest of substantially all of the party's assets. Upon any such permitted assignment, both the assignee and the assignor shall be liable for the performance of the assigning party's obligations under this Agreement. Any such purported assignment for which consent is required and is not obtained shall be void.

20.5 Binding Upon Successors and Assigns.  Subject to the limitations on
     -----------------------------------
assignment herein, this Agreement shall be binding upon and inure to the benefit of any successors in interest and assigns of ABI and RPR. Any such successor or assignee of a party's interest shall expressly assume in writing the performance of all the terms and conditions of this Agreement to be performed by such party.

20.6 Entire Agreement; Modification.  This Agreement, the other Implementing
     ------------------------------
Agreements and the Confidentiality Agreement set forth the entire agreement and understanding between the parties as to the subject matter set forth in this Agreement. There shall be no amendments or modifications to this Agreement, except by a written document which is signed by both parties.

20.7 Governing Law.  This Agreement shall be construed and enforced in
     -------------
accordance with the internal laws of the Commonwealth of Pennsylvania.

20.8 Headings.  The headings for each article and section in this Agreement
     --------
have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular article or section.

20.9  Severability.  If any one or more of the provisions of this Agreement is
      ------------
held to be invalid or unenforceable by the arbitration proceedings specified in
Section 17 from which no appeal can be or is taken, the provision shall be considered severed from this Agreement and shall not serve to invalidate the remaining provisions thereof, so long as the essential benefits of this Agreement will still be realized. The parties shall make a good faith effort to replace the invalid or unenforceable provision with a valid one which in its economic effect is most consistent with the invalid or unenforceable provision.

20.10 No Waiver.  Any delay in enforcing a party's rights under this Agreement
      ---------
or any waiver as to a particular default or other matter shall not constitute a waiver of such party's rights to the future enforcement of its rights under this Agreement, excepting only as to an express written and signed waiver as to a particular matter for a particular period of time.

20.11 Name.  Whenever there has been an assignment by RPR as permitted by this
      ----
Agreement, the term "RPR" as used in this Agreement shall also include and refer to, if appropriate, such assignee.

20.12 Export Controls.  This Agreement is made subject to any restrictions
      ---------------
concerning the export of products or technical information from the United States of America which may be imposed upon or related to ABI or RPR from time to time by the government of the United States of America. Furthermore, ABI and RPR each agree that it will not export, directly or indirectly, any technical information acquired form the other under this Agreement or any products using such technical information to any country for which the United States government or any agency thereof at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the Department of Commerce or other agency of the United States government when required by an applicable statute or regulation.

20.13 No Implied Licenses.  No licenses by one party to another are granted
      -------------------
under this Agreement by implication or estoppel.

20.14 Notices.  Any notices required by this Agreement shall be in writing,
      -------
shall specifically refer to this Agreement and shall be sent by (i) hand delivery, (ii) registered mail, return receipt requested, (iii) overnight delivery service, or (iv) telefacsimile transmission, and shall be sent or delivered to the respective addresses and telefacsimile numbers set forth below, unless subsequently changed by written notice to the other party:

      For ABI:            AASTROM Biosciences, Inc.
                          P.O. Box 376
                          Ann Arbor, MI 48106
                          Attention:  President
                          Fax:  (313) 665-0485

     With copy to:       T. Knox Bell
                         Gray Cary Ware & Freidenrich
                         401 B Street, Suite 1700
                         San Diego, CA 92101
                         Fax:  (619) 236-1048

     For RPR:            RPR GENCELL
                         Cell and Gene Therapy Division
                         Rhone-Poulenc Rorer Inc.
                         500 Arcola Road
                         P.O. Box 1200
                         Collegeville, PA 19426-0107
                         Attention:  President and General Counsel
                         Fax:  (610) 454-8984 and 454-3808

Notices shall be deemed delivered upon receipt at the respective party's address or telefacsimile number as set forth above.

20.15 Compliance with Laws.  Each party shall perform its obligations and
      --------------------
conduct its affairs with respect to this Agreement in compliance with all applicable laws and governmental regulations. If any permit, authorization, registration, license or other governmental approval is required in connection with the performance of this Agreement, the same shall be obtained by the party or parties as required.

20.16 Counterparts.  This Agreement may be executed in counterparts, each of
      ------------
which shall be deemed an original and all of which shall constitute one and the same agreement. Signatures for this Agreement may be transmitted by telefacsimile as binding signatures of the parties.

      IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives as of the date set forth above.

AASTROM Biosciences, Inc.                         Rhone-Poulenc Rorer Inc.



By:/s/ R. Douglas Armstrong                      By: /s/ Thierry Soursac
   ---------------------------                   ------------------------------
    Print Name: R. Douglas Armstrong, Ph.D.       Print Name: Thierry Soursac
    Title:      President and CEO                 Title:Senior V.P.,
                                                        Rhone-Poulenc Rorer Inc.
                                                        General Manager, RPR
                                                        Gencell

                                   EXHIBIT A
                            ABI OWNED PATENT RIGHTS
--------------------------------------------------------------------------------


U. S. Application, Ser. # ______________________, Atty. Ref #P03 33674, P03
33754-757 Apparatus and Method for Maintaining and Growing Biological Cells Armstrong et al.
Filed:  6/6/95
------

This Application is five separate applications, drawing on the same text, but with different claims tied to the Cell Production System and its individual components.

                                                                          Page i

                                  EXHIBIT A-1
                  PATENT APPLICATIONS RELATED TO GENE LOADER
--------------------------------------------------------------------------------


     Patent applications filed to date which are related to the Aastrom Gene Loader are identified as follows:

     1.   U.S. Application #08/134,105
          Filed:  10/8/93
          Entitled: Methods of Increasing Rates of Infection by Directing Motion of Vectors

     2.   U.S. Application #08/353,531
          Filed:  12/9/94
          Entitled:  Methods, Compositions and Apparatus for Cell Transfection

     3.   U.S. Application (Continuation of #08/134,105)
          Filed:  6/7/95
          Entitled: Methods of Increasing Rates of Infection by Directing Motion of Vectors

     As specified in the definition of cCPS, the Aastrom Gene Loader is not treated as a CPS.

                                                                         Page ii

                                   EXHIBIT B
                         ABI IN-LICENSED PATENT RIGHTS
--------------------------------------------------------------------------------

A.   U.S. PATENTS AND APPLICATIONS
     -----------------------------

  1. U.S. APPLICATION, SER. NO. 07/845,969, ATTY. REF. NO. 2363-043-55

     Methods, Compositions and Devices for Maintaining and Growing Human Stem and/or Hematopoietic Cells
     FILED:  3/4/92; (NOW ABANDONED) continuation filed 1/6/94 (SER.
     ------
     NO.08/178,433)
     NOTICE OF ALLOWANCE:  4/17/95
     --------------------


  2. U.S. PATENT NO. 4,839,292; JOSEPH G. CREMONESE

     Cell Culture Flask Utilizing a Membrane Barrier
     ISSUED:    6/13/89
     ------


  3. U.S. PATENT NO. 5,437,994

     Method and Compositions for the Ex Vivo Replication of Stem Cells, for the Optimization of Hematopoietic Progenitor Cell Cultures, and for Increasing the Metabolism, GM-CSF Secretion and/or IL-6 Secretion of Human Stromal Cells
     FILED:  7/29/91; Continuation filed 12/10/93, (Ser. No. 08/164,779), and
     ------
     amendment on 8/1/94
     PATENT ISSUED:  8/1/95
     --------------


  4. U.S. PATENT NO. 5,399,493

     Method for Human Gene Therapy, Including Methods and Compositions for the Ex Vivo Replication and Stable Genetic Transformation of Human Stem Cells, for the Optimization of Human Hematopoietic Progenitor Cell Cultures and Stable Genetic Transformation Thereof, and for Increasing the Metabolism, GM-CSF Secretion and/or IL-6 Secretion of Human Stromal Cells.
     PATENT ISSUED:  3/21/95
     --------------


  5. U.S. APP., SER. NO. 07/815,513, ATTY. REF. NO. 2363-036-55
     Methods for Regulating the Specific Lineages of Cells Produced in a Human Hematopoietic Cell Culture, Methods for Assaying the Effect of Substances on Lineage-Specific Cell Production, and Cell Compositions Produced by these Cultures
     FILED:    1/2/92; continuation filed 11/2/94 (SER. NO. 08/334,011)
     ------

                                                                        Page iii

                         ABI IN-LICENSED PATENT RIGHTS
--------------------------------------------------------------------------------

B.   FOREIGN PATENT FILINGS
     ----------------------

  1. PCT APP. NO. PCT/US 90/03438 (U.S. APPLICATION NO. 07/366,639) Attorney Reference No. 2363-22-55a epc

     Methods, Compositions and Devices for Growing Cells
     FILED:    6/14/90
     ------
     STATUS:   National Stage filed:  12/15/91 - Canada, Japan, EPO
     -------
               South Korea filed:  2/18/91 (Application No. 700181/91)


  2. PCT APP. NO. PCT/US91/09173 (U.S. APP. NOS. 07/628,343, 07/737,024
     Attorney reference no. 2363-059-55a pct
     Methods for Culturing and Transforming Human Stem Cell-Containing Compositions
     FILED:    6/17/91
     ------
     STATUS:   Publication No. WO 9211355 published 6/9/92.
     -------
               National Stage filed:  6/15-17/93 - Japan, Russia, EPO, S. Korea,
                      Canada, Australia


  3. PCT APP. NO. PCT/US93/01803 (U.S. APP. NO. 07/845,969)
     Attorney Reference no. 2363-072-55a cip pct
     Methods, Compositions and Devices for Maintaining and Growing Human and/or Hematopoietic Cells
     FILED:    3/4/93
     ------
     STATUS:   Publication No. WO 9318132 published 9/16/93.
     -------
               National Stages filed:  9/4/94 - Australia, Canada, EPO, Japan,
               South Korea and U.S.

                                                                         Page iv